EXHIBIT (12)
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                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                Computation of Ratio of Earnings to Fixed Charges
                -------------------------------------------------
                               Millions of Dollars

                                                                Years Ended June 30
                                                  -------------------------------------------------
                                                  1991      1992      1993      1994      1995
                                                  ------    ------    ------    ------    ------
EARNINGS AS DEFINED
-------------------

  Earnings from operations before income taxes
    after eliminating undistributed earnings
    of 20% to 50% owned affiliates                $2,652    $2,870    $  294    $3,307    $4,022

  Fixed charges excluding capitalized interest       435       584       631       569       571
                                                  ------    ------    ------    ------    ------

    TOTAL EARNINGS, AS DEFINED                    $3,087    $3,454    $  925    $3,876    $4,593
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FIXED CHARGES, AS DEFINED
-------------------------

  Interest expense                                $  395    $  510    $  552    $  482    $  488
  1/3 of rental expense                               40        74        79        87        83
                                                  ------    ------    ------    ------    ------
                                                     435       584    $  631    $  569    $  571
  Capitalized interest                                17        25        25        19        23
                                                  ------    ------    ------    ------    ------

    TOTAL FIXED CHARGES, AS DEFINED               $  452    $  609    $  656    $  588    $  594
                                                  ======    ======    ======    ======    ======

    RATIO OF EARNINGS TO FIXED CHARGES               6.8       5.7       1.4       6.6       7.7
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